SCHEDULE 14A INFORMATION

    Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act
                          of 1934 (Amendment No. ____)


Filed by the Registrant [ X ]
Filed by a Party other than the Registrant [   ]

Check the appropriate box:

[X] Preliminary  Proxy Statement
[ ] Confidential for Use of the Commission Only
    (as permitted by Rule 14a-6(e)(2))
[ ] Definitive Proxy Statement
[ ] Definitive Additional  Materials
[ ] Soliciting  Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12


                               Sparta Foods, Inc.
                (Name of Registrant as Specified In Its Charter)


    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]   No fee required

[ ]   Fee computed on table below per Exchange Act Rules  14a-6(i)(1)
      and 0-11

1)    Title of each class of securities to which transaction applies:

2)    Aggregate number of securities to which transaction applies:

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

4)    Proposed maximum aggregate value of transaction:

5)    Total fee paid:


[   ] Fee paid previously with preliminary materials.

[   ] Check box if any part of the fee is offset as  provided  by  Exchange
      Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing:
1)    Amount Previously Paid:
2)    Form, Schedule or Registration Statement No.:
3)    Filing Party:
4)    Date Filed:

                               SPARTA FOODS, INC.


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                   to be held
                                February 25, 1999



         The Annual Meeting of Shareholders of Sparta Foods, Inc. will be held at the Marquette Hotel, 710 Marquette Avenue, Minneapolis, Minnesota, on Thursday, February 25, 1999, at 3:30 p.m. (Central Standard Time), for the following purposes:

         1. To set the number of members of the Board of Directors at six (6).

         2. To elect directors of the Company for the ensuing year.

         3. To amend the Articles of Incorporation to provide that the Minnesota Control Share Acquisition Act will not apply to the Company or its shareholders.

         4. To take action upon any other business that may properly come before the meeting or any adjournment thereof.

         Accompanying this Notice of Annual Meeting is a Proxy Statement, form of Proxy and the Company's 1998 Annual Report, which are sent to you by order of the Board of Directors.

         Only shareholders of record shown on the books of the Company at the close of business on January 14, 1999, will be entitled to vote at the meeting or any adjournment thereof. Each shareholder is entitled to one vote per share on all matters to be voted on at the meeting.

         You are cordially invited to attend the meeting. Whether or not you plan to attend the meeting, please sign, date and return your Proxy in the return envelope provided as soon as possible. Your cooperation in promptly signing and returning the Proxy will help avoid further solicitation expense to the Company.



                                                A. Merrill Ayers,
                                                Secretary

Dated:   January 21, 1999
         New Brighton, Minnesota

                               SPARTA FOODS, INC.



                                 PROXY STATEMENT
                                       for
                         Annual Meeting of Shareholders
                          to be held February 25, 1999



                                  INTRODUCTION

         This Proxy Statement is being furnished to the shareholders of Sparta Foods, Inc. ("Sparta" or the "Company") in connection with the solicitation by the Company's Board of Directors of proxies to be voted at the Annual Meeting of Shareholders (the "Annual Meeting") to be held on February 25, 1999, and at any adjournment thereof, for the purposes set forth in the attached Notice of Annual Meeting. The mailing address of the Company's principal executive office is 1565 First Avenue N.W., New Brighton, Minnesota 55112. This Proxy Statement and the related Proxy and Notice of Annual Meeting is first being mailed to Sparta shareholders on or about January 21, 1999.

         The cost of soliciting Proxies, including preparing, assembling and mailing the Proxies and soliciting material, will be borne by the Company. Directors, officers and regular employees of the Company may, without compensation other than their regular compensation, solicit Proxies personally or by telephone.

         Any shareholder of record giving a Proxy may revoke it at any time prior to its use at the Annual Meeting by giving written notice of such revocation to the Secretary or other officer of the Company or by filing a new written Proxy with an officer of the Company. Personal attendance at the Annual Meeting is not, by itself, sufficient to revoke a Proxy unless written notice of the revocation or a subsequent Proxy is delivered to an officer before the revoked or superseded Proxy is used at the Annual Meeting.

         The presence at the Annual Meeting in person or by proxy of the holders of a majority of the outstanding shares of Sparta's Common Stock entitled to vote shall constitute a quorum for the transaction of business. Proxies not revoked will be voted in accordance with the instructions specified by shareholders by means of the ballot provided on the Proxy for that purpose. Proxies which are signed but which lack any such specific instructions with respect to any proposal will, subject to the following, be voted in favor of the proposals set forth in the Notice of Meeting and in favor of the number and slate of directors proposed by the Board of Directors and listed herein. If a shareholder abstains from voting as to any proposal, then the shares held by such shareholder shall be deemed present at the Annual Meeting for purposes of determining a quorum and for purposes of calculating the vote with respect to such proposal, but shall not be deemed to have been voted in favor of such proposal. Abstentions as to any proposal, therefore, will have the same effect as votes against such proposal. If a broker returns a "non-vote" proxy, indicating a lack of voting instruction by the beneficial holder of the shares and a lack of discretionary authority on the part of the broker to vote on a particular proposal, then the shares covered by such non-vote proxy shall be deemed present at the Annual Meeting for purposes of determining a quorum, but shall not be deemed to be represented at the Annual Meeting for purposes of calculating the vote required for approval of such proposal.


                      OUTSTANDING SHARES AND VOTING RIGHTS


         The Board of Directors of the Company has fixed January 14, 1999, as the record date (the "Record Date") for determining shareholders entitled to vote at the Annual Meeting. Persons who were not shareholders on the Record Date will not be allowed to vote at the Annual Meeting. At the close of business on the Record Date, _________ shares of Sparta's Common Stock were issued and outstanding. The Common Stock is the only outstanding class of voting capital stock of the Company. Each share of Common Stock is entitled to one vote on each matter to be voted upon at the Annual Meeting. Holders of the Common Stock are not entitled to cumulative voting rights.


                             PRINCIPAL SHAREHOLDERS

         The following table sets forth the number of shares of the Company's Common Stock beneficially owned as of January 14, 1999, by each person known to the Company to be the beneficial owner of 5% or more of the Company's Common
Stock:

   Name and Address of                  Number of Shares           Percent
      Shareholder                   Beneficially Owned(1)        of Class(2)

Cenex Harvest States Cooperatives        1,515,150(3)                ____%
5500 Cenex Drive
Inver Grove Heights, MN 55077

Carmen S. Abril Lopez                      754,480                   ____%
901 West Culver
Phoenix, AZ 85007

Donald R. Brattain                         662,000(4)                ____%
601 Lakeshore Parkway
Minnetonka, MN 55305

Okabena Partnership K                      450,000(5)                ____%
Norwest Center
Minneapolis, MN 55402
---------------------

(1) Unless otherwise indicated, the person listed as the beneficial owner of the shares has sole voting and sole investment power over the shares.

(2) Shares not outstanding but deemed beneficially owned by virtue of the right of a person to acquire them as of January 14, 1999, or within 60 days of such date are treated as outstanding only when determining the percent owned by such individual and when determining the percent owned by the group.

(3) Such shares are not outstanding but may be issued upon conversion of convertible Preferred Stock.

(4) Includes 200,000 shares which may be purchased upon exercise of currently exercisable warrants.

(5) Such shares are not outstanding but may be purchased upon exercise of currently exercisable warrants.


                            MANAGEMENT SHAREHOLDINGS

         The following table sets forth the number of shares of the Company's Common Stock beneficially owned as of January 14, 1999, by each executive officer of the Company named in the Summary Compensation Table, by each director and nominee for director and by all directors, nominees and executive officers (including the named individuals) as a group:

    Name and Address of                  Number of Shares           Percent
Shareholder or Identity of Group      Beneficially Owned(1)        of Class(2)

Larry P. Arnold                             374,000(3)                 ___%
3376 Breconwood Circle
Wayzata, MN 55391

Joel P. Bachul                              322,750(4)                 ___%
1565 First Ave. N.W.
New Brighton, MN 55112

Michael J. Kozlak                           218,000(5)                 ___%
5049 Green Farms Road
Edina, MN 55436

Thomas C. House                             174,017(6)                 ___%
1565 First Avenue N.W.
New Brighton, MN 55112

A. Merrill Ayers                            147,250(7)                 ___%
1565 First Ave. N.W.
New Brighton, MN 55112

R. Dean Nelson                               76,000(8)                   *
18733 East Mescalero
Rio Verde, AZ 85263

Edward K. Jorgensen                          56,000(9)                   *
5N175 Deerpath Way
St. Charles, IL 60175

John D. Johnson (12)                          6,000(10)                  *
1667 N. Snelling
St. Paul, MN 55164

Officers and Directors as a group         1,396,267(11)                ____%
(9 persons)
---------------------

* Less than 1%.

(1) See footnote (1) to preceding table.

(2) See footnote (2) to preceding table.

(3) Includes 116,000 shares which may be purchased upon exercise of options and warrants which are exercisable as of January 14, 1999 or within 60 days of such date.

(4) Includes 243,750 shares which may be purchased upon exercise of options and warrants which are exercisable as of January 14, 1999 or within 60 days of such date.

(5) Includes 68,000 shares which may be purchased upon exercise of options and warrants which are exercisable as of January 14, 1999 or within 60 days of such date.

(6) Includes 1,767 shares held by Mr. House's wife and 141,250 shares which may be purchased upon exercise of options and warrants which are exercisable as of January 14, 1999 or within 60 days of such date.

(7) Includes 136,250 shares which may be purchased upon exercise of options and warrants which are exercisable as of January 14, 1999 or within 60 days of such date.

(8) Includes 46,000 shares which may be purchased upon exercise of options and warrants which are exercisable as of January 14, 1999 or within 60 days of such date.

(9) Includes 36,000 shares which may be purchased upon exercise of options and warrants which are exercisable as of January 14, 1999 or within 60 days of such date.

(10) Such shares are not outstanding but may be purchased upon exercise of options which are exercisable as of January 14, 1999 or within 60 days of such date.

(11) Includes 797,500 shares which may be purchased upon exercise of options and warrants which are exercisable as of January 14, 1999 or within 60 days of such date.

(12) Mr. Johnson is an executive officer of Cenex Harvest States Cooperatives, which is a shareholder of the Company's preferred stock.

                              ELECTION OF DIRECTORS
                              (Proposals #1 and #2)

General Information

         The Company's Bylaws provide that the number of directors, which shall be not less than two (2), shall be the number set by a majority vote of the shareholders or by the Board of Directors. The Board of Directors unanimously recommends that the number of directors be set at six (6) and that six directors be elected at the Annual Meeting.

         Vote Required. THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS APPROVE SETTING THE NUMBER OF DIRECTORS AT SIX AND VOTE "FOR" EACH OF THE MANAGEMENT NOMINEES LISTED BELOW. Under applicable Minnesota law, approval of the proposal to set the number of directors requires the affirmative vote of the holders of the greater of (1) a majority of the voting power of the shares represented in person or by proxy at the Annual Meeting with authority to vote on such matter, or (2) a majority of the voting power of the minimum number of shares that would constitute a quorum for the transaction of business at the Annual Meeting. The election of each nominee requires the affirmative vote of a majority of the shares represented in person or by proxy at the Annual Meeting.

         The persons named below have been nominated for election by management. All nominees are currently directors of the Company. In the absence of other instructions, the Proxies will be voted for each of the individuals named below. If elected, such persons shall serve until the next annual meeting of shareholders and until their successors are duly elected and qualified. If any of the nominees should be unable to serve as a director by reason of death, incapacity or other unexpected occurrence, the Proxies solicited by the Board of Directors shall be voted by the proxy representatives for such substitute nominee(s) as is selected by the Board of Directors or, in the absence of such selection, for such fewer number of directors as results from such death, incapacity or other unexpected occurrence.

         The following table provides certain information with respect to the Company's nominees for director.

Name                      Age               Position with Company

Joel P. Bachul            56                President, Chief Executive Officer
                                            and Director

Larry P. Arnold           55                Director

John D. Johnson           50                Director

Edward K. Jorgensen       59                Director

Michael J. Kozlak         45                Director

R. Dean Nelson            74                Director

         Joel P. Bachul, has been the Chief Executive Officer and President of the Company, and its wholly-owned subsidiary, La Canasta of Minnesota, Inc. ("La Canasta"), since December 1, 1994 and a director of the Company since March 1995. From August 1991 until July 1994, Mr. Bachul served as the Executive Vice President and Chief Operating Officer of Old Home Foods, Inc., a food processing and distribution concern. From July 1990 until July 1991, Mr. Bachul was the Executive Vice President and Chief Operating Officer of Bell Cold Storage, which provides public and cold storage services. Mr. Bachul served as Senior Vice President of J.P. Foodservice, a foodservice distributor, from July 1989 through February 1990. From 1980 until July 1989, Mr. Bachul served as Vice President, Senior Vice President and Chief Operating Officer of PYA/Monarch, also a foodservice distributor.

         Larry P. Arnold, a director since February 1996, has been retired since January 1993. For more than five years prior thereto, he was Managing General Partner of Wessels, Arnold & Henderson, a Minneapolis-based investment banking firm. Mr. Arnold is also a director of Van Wagoner Funds.

         John D. Johnson, a director since February 1998, has been President and General Manager of Cenex Harvest States Cooperatives, an agricultural cooperative, since June 1998. Prior to the merger of CENEX, Inc. and Harvest States Cooperatives on June 1, 1998, Mr. Johnson served as President and Chief Executive Officer (from 1995 to 1998) and as Group Vice President (from 1992 to
1995) of Harvest States Cooperatives. Mr. Johnson was appointed to Sparta's Board of Directors in February 1998 in connection with that certain Stock Purchase Agreement dated February 23, 1998 between the Company and Cenex Harvest States Cooperatives (f/k/a Harvest States Cooperatives). Sparta issued 2,500 shares of Preferred Stock, Series 1998 to Cenex Harvest States in consideration for $2,500,000. Pursuant to the Company's agreement with Cenex Harvest States, the Company agreed to use its best efforts to nominate as a director and elect Cenex Harvest States' nominee as a director so long as Cenex Harvest States owns no less than 10% of the outstanding Preferred Stock, Series 1998. Mr. Johnson is Cenex Harvest States' nominee for director.

         Edward K. Jorgensen, a director since February 1996, has been President of Nordex International, a food distribution company, since September 1994. Effective August 31, 1994, Mr. Jorgensen retired as Vice President of Trade Relations for CPC Foodservice, an international food manufacturer, with whom he had been associated since January 1993. For 27 years prior thereto, he served as Senior Vice President of Foodservice for the Kellogg Company.

         Michael J. Kozlak, a director since March 1995, has been Managing Director of GMAC/RFC, a mortgage banking company, since October 1998. From January 1998 to October 1998, Mr. Kozlak served as a consultant with Kozlak Associates, a firm which provides consulting services to the banking and mortgage banking industries. He served as Senior Executive Vice President of PNC Mortgage Corporation of America, a mortgage banking company, from January 1996 to December 1997, and as a consultant with Kozlak Associates from January 1994 through November 1995. From March 1985 until December 1993, Mr. Kozlak served as President and Chief Executive Officer of First Bank Mortgage, a wholly-owned mortgage banking subsidiary of First Bank, N.A. In addition to his position at First Bank Mortgage, Mr. Kozlak assumed the responsibility for the Financial Services Division within First Bank System. Mr. Kozlak has served as a member of various senior level committees at First Bank System, including its Retail Banking Task Force, Senior Asset and Liability Committee and Consumer Credit Committee.

         R. Dean Nelson, a director since February 1996, was employed by Kraft General Foods for 36 years prior to his retirement in 1989. He was named Group Vice President and President of the Kraft Foodservice Group in 1982, a position he held until his retirement.

Compensation of Directors

         General Policy. Each director who is not an employee of the Company receives $500 for each Board meeting attended. Directors may be reimbursed for expenses incurred in attending meetings of the Board of Directors.

         Stock Options. Under the Company's Amended and Restated Stock Option Plan, each person who becomes a nonemployee director of the Company is automatically granted a nonqualified option exercisable for 15,000 shares of Common Stock, and each nonemployee director who is reelected to the Board of Directors will thereafter receive a nonqualified option for 2,000 shares. On February 26, 1998, the date of the 1998 annual meeting of shareholders, Messrs. Arnold, Jorgensen, Kozlak and Nelson each received an option to purchase 2,000 shares at an exercise price of $1.4375, which was the fair market value of the Company's Common Stock on such date, and Mr. Johnson was granted an option to purchase 15,000 shares at an exercise price of $1.4375 upon his election to the Board on February 26, 1998. If re-elected at the Annual Meeting, each director will be granted an option as of February 25, 1999 to purchase 2,000 shares at the fair market value of the Company's stock on such date.

Committee and Board Meetings

         The Board of Directors has a Compensation and Stock Option Committee, which provides recommendations concerning salaries and incentive compensation for employees of the Company and awards qualified and non-qualified options to various employees and non-employees, and an Audit Committee, which reviews the results and scope of the audit and other services provided by the Company's independent auditors. During fiscal 1998, the Compensation and Stock Option Committee (whose members are Messrs. Kozlak, Arnold and Nelson) met twice and the Audit Committee (whose members are Messrs. Arnold, Jorgensen and Johnson) met twice. During fiscal 1998 the Board held five meetings. Directors and Committee members frequently take formal action by unanimous written consent, in accordance with Minnesota law, rather than hold formal Board and Committee meetings. During fiscal 1998, each incumbent director attended 75% or more of the total number of meetings of the Board or of Committees of which he was a member.

                              CERTAIN TRANSACTIONS

         The Company retained Perception Communications Corporation, a company controlled by former director Richard Leepart, to provide marketing and advertising services to the Company from October 1997 to February 1998. The Company paid approximately $87,000 for these services.

                             EXECUTIVE COMPENSATION
Summary Compensation Table

         Set forth in the table below is the compensation paid by the Company during each of the last three fiscal years to the Company's Chief Executive Officer and each other executive officer whose total salary and bonus for fiscal 1998 exceeded $100,000.




                                                                                                       Long-Term
                                                                       Annual Compensation            Compensation
                                                        -----------------------------------------    --------------
                                                                                                         Awards
                                                                                                         ------

                                                                                                       Securities
                                                                                     Other Annual      Underlying
Name and Principal Position                      Year    Salary ($)     Bonus ($)    Compensation     Options (#)
---------------------------                      ----    ----------     ---------    ------------     -----------
Joel P. Bachul                                   1998      155,000       51,500          None            50,000
President and Chief Executive Officer            1997      139,231       31,250          None           100,000
                                                 1996      114,634       20,000          None            50,000


A. Merrill Ayers                                 1998      130,000       35,000          None            35,000
Senior Vice President and Chief Financial        1997      114,231       25,000          None            75,000
Officer                                          1996       93,750       20,000          None            35,000



         No other current executive officer of the Company received a salary and bonus from the Company in excess of $100,000 during the last fiscal year.

Change in Control Arrangements

         The Company has entered into Salary Continuation Agreements with Joel
P. Bachul, President and Chief Executive Officer, A. Merrill Ayers, Chief Financial Officer and Thomas C. House, Vice President of Operations. Such Agreements provide that in the event that the officer's employment is terminated without cause in connection with a sale or merger of the Company, such officer will be entitled to receive severance payments for 24 months equal to his base compensation at the time of termination. The Agreements also provide that any outstanding stock option held by such officers will vest immediately prior to the effective date of a change of control.

Option/SAR Grants During 1998 Fiscal Year

         The following table sets forth the options that have been granted to the executive officers listed in the Summary Compensation Table during the Company's last fiscal year ended September 30, 1998.



                                       Number of            Percent of
                                      Securities          Total Options/
                                      Underlying          SARs Granted to        Exercise or
                                     Options/SARs          Employees in          Base Price          Expiration
              Name                     Granted (#)          Fiscal Year          ($/Share)              Date
              ----                   -------------        --------------         ---------           ----------
Joel P. Bachul                         50,000(1)               21.7%               $1.5625            11/10/02

A. Merrill Ayers                       35,000(1)               15.2%               $1.5625            11/10/02

Thomas C. House                        35,000(1)               15.2%               $1.5625            11/10/02



(1) Such option is exercisable as to 25% of the total number of shares per year for four years beginning November 10, 1998.


Option/SAR Exercises During Fiscal 1998
and Fiscal Year-End Option/SAR Values

         The following table provides certain information regarding the exercise of stock options to purchase shares of the Company's Common Stock during the year ended September 30, 1998, by the officers named in the Summary Compensation Table and the fiscal year-end value of unexercised stock options held by such officers.


                                                                                         Value of Unexercised In-
                         Number of Shares     Value     Number of Unexercised              the-Money Options at
                           Acquired on       Realized   Options at Fiscal Year End          Fiscal Year End ($)
         Name               Exercise            ($)     (exercisable/unexercisable)      (exercisable/unexercisable)(1)
         ----               --------            ---     --------------------------       ------------------------------
Joel P. Bachul                 None             0         143,750       181,250         31,641          10,547

A. Merrill Ayers               None             0          92,500       127,500         21,094           7,031

Thomas C. House                None             0          83,750       121,250         21,094           7,031


(1) Based on a fiscal year-end of September 30, 1998 and a Common Stock price of $1.0625 per share, which is the last sale price of the Company's Common Stock on September 30, 1998. The value of in-the-money options is calculated as the difference between the fair market value of the Common Stock underlying the options and the exercise price of the options at fiscal year end. Exercisable options refer to those options that are exercisable as of September 30, 1998, while unexercisable options refer to those options that are not exercisable as of September 30, 1998, but which will become exercisable at various times in the future.


   AMEND THE COMPANY'S ARTICLES OF INCORPORATION TO PROVIDE THAT THE MINNESOTA
              CONTROL SHARE ACQUISITION ACT WILL NOT APPLY TO THE
                          COMPANY AND ITS SHAREHOLDERS
                                  (Proposal #3)

         The Minnesota Business Corporation Act, Section 302A.671(a copy of which is attached as Appendix A) commonly referred to as the Minnesota Control Share Acquisition Act ("MCSAA"), states that, unless a company's articles of incorporation or bylaws expressly provide otherwise, the MCSAA shall apply to any issuing public company. The Company's Articles of Incorporation and Bylaws do not expressly opt out of the MCSAA. The Company's Board of Directors submits to the Company's shareholders this Proposal #3 to amend the Company's Articles of Incorporation to expressly provide that the MCSAA shall not apply to the Company and its shareholders. The proposed amendment is as follows:

         RESOLVED, that Article VI of the Articles of Incorporation of Sparta Foods, Inc. shall be amended in its entirety to read as follows:

                                   "ARTICLE VI

         Section 302A.671 of the Minnesota Statutes Annotated (entitled "Control Share Acquisition Act") or any successor shall not apply to this corporation or its shareholders."

Background

         Pursuant to the Stock Purchase Agreement dated February 23, 1998 between the Company and Cenex Harvest States Cooperatives (f/k/a Harvest States Cooperatives)("Cenex Harvest States"), Harvest States purchased 2,500 shares of the Company's Preferred Stock, Series 1998, $1,000 par value, for an aggregate purchase price of $2,500,000. The 2,500 shares of Preferred Stock, Series 1998 are convertible into approximately 1,515,150 shares of Sparta Common Stock, representing approximately ___% of Sparta outstanding shares of Common Stock. In connection with the Stock Purchase Agreement, Sparta agreed to recommend to Sparta shareholders an amendment to its Articles of Incorporation to expressly opt out of the MCSAA. According to a Schedule 13 D filed by Cenex Harvest States with the Securities and Exchange Commission, Cenex Harvest States considers Sparta a potential acquisition target and that any acquisition of Sparta would occur within three years from the date of the Stock Purchase Agreement. The Company's Board of Directors recommends that shareholders approve this proposal.

What is the Minnesota Control Share Acquisition Act?

         The MCSAA was adopted in 1984 to deal with the problem of the hostile takeover. Generally, the MCSAA denies voting rights to certain shares acquired by a person who acquires a substantial percentage of a public company's voting shares in an attempt to take over the company or otherwise become a substantial shareholder, unless the public company's shareholders vote to accord voting rights to such shares.

         More specifically, the MCSAA provides that shares of an "issuing public corporation," such as Sparta, acquired by an "acquiring person" in a "control share acquisition" that exceed the threshold of voting power of any of the three ranges identified below will have no voting rights, unless the issuing public company's shareholders vote to accord such shares the voting rights normally associated with such shares. A "control share acquisition" is an acquisition, directly or indirectly, by an "acquiring person" (as defined in the MCSAA) of beneficial ownership of shares of an issuing public corporation that, but for the MCSAA, would, when added to all other shares of the issuing public corporation beneficially owned by the acquiring person, entitle the acquiring person, immediately after the acquisition, to exercise or direct the exercise of a new range of voting power of the issuing public corporation within any of the following three ranges: (i) at least 20 percent but less than 33 1/3 percent;
(ii) at least 33 1/3 percent but less than or equal to 50 percent; and (iii) over 50 percent. Those shares acquired in a control share acquisition in excess of any of the three thresholds will have no voting rights, unless voting rights are accorded such shares by an affirmative vote by the issuing public company's shareholders.

         Delivery of an Information Statement. Upon acquiring or planning to acquire shares in a control share acquisition, the acquiring person must deliver an Information Statement to the issuing public company. The Information Statement must disclose, among other things: (a) the identity and background of the acquiring person; (b) the number of shares owned by the acquiring person before the control share acquisition and the number of shares acquired or planned to be acquired pursuant to the control share acquisition; (c) the terms of the control share acquisition, specifying the resulting range of voting power; and (d) any plans or proposals of the acquiring person to: (i) liquidate the company; (ii) merge or sell all or a substantial part of the assets; (iii) change the location of its principal place of business; (iv) materially change management or employment policies; (v) change materially the company's charitable policies; (vi) change materially its relationship with suppliers or customers; or (vii) make any other material change to its business.

         Shareholder Meeting. If requested by the acquiring person at the time the Information Statement is delivered to the issuing public company, the issuing public company will call a special meeting of the shareholders to consider the voting rights to be accorded the shares acquired or to be acquired pursuant to the control share acquisition. If the acquiring person does not request a special meeting, the matter to consider the voting rights of the shares will be conducted at the company's next annual meeting or special meeting, provided that the acquiring person delivered the Information Statement to the company at least 55 days before such meeting.

         Vote Required to Grant Voting Rights to Shares. At the shareholder meeting, shareholders will be asked to vote on whether the shares acquired in a control share acquisition, in excess of the threshold, shall have the same voting rights as other shares of its class. Shareholder approval requires (i) the affirmative vote of holders of a majority of the voting power of all shares entitled to vote, including all shares held by the acquiring person and (ii) the affirmative vote of the holders of a majority of the voting power of all shares entitled to vote, excluding shares owned by the acquiring person, any officer of the company and any employees who are directors. If shareholders vote to grant voting rights to the shares acquired in the control share acquisition, the control share acquisition must have been completed prior to the time of shareholder approval or within 180 says after approval, or another shareholder vote would be required.

         Company's Right to Redeem Shares. The issuing public company has an option to call for redemption all, but not less than all, shares purchased in the control share acquisition that exceed 20% of the outstanding voting power or such higher threshold for which shareholder approval has not been obtained at a price equal to the fair market value of the shares at the time the call is given if (i) the acquiring person fails to deliver the Information Statement to the issuing public company by the 10th day after the control share acquisition; or
(ii) shareholders have voted not to accord voting rights to the shares acquired in the control share acquisition.

Example

         Jane Doe acquires shares of Sparta's Common Stock which increases Jane Doe's ownership from 16% to 28%. Her acquisition is a "control share acquisition" because Jane Doe, but for the restriction imposed by the MCSAA, can now exercise a new range of voting power that moved from 16% across the 20% threshold to 28%. Jane Doe can only exercise voting power over those shares representing less than 20% of Sparta's outstanding shares. Jane Doe can not exercise voting power over those shares at and above the 20% threshold until Sparta's shareholders approve a resolution to accord such shares voting rights.

         Even if Sparta's' shareholders approve a control share acquisition that would increase Jane Doe's beneficial ownership from 16% to 28%, the MCSAA requires another similar shareholder vote to approve a subsequent control share acquisition by Jane Doe if she increases her beneficial ownership of shares from 28% across the 33.33%. Similarly, such a votes would be required if Jane Doe increased her beneficial ownership above 50%.

What is the impact on the Company if you approve Proposal #3 and elect to opt out of the MCSAA?

         A vote to approve this proposal to amend Sparta's Articles of Incorporation to opt out of the MCSAA will allow an acquiring person to increase its beneficial ownership of Sparta's shares without triggering the voting requirement and other provisions of the MCSAA. For example, if Jane Doe makes a control share acquisition to increase her beneficial ownership of Sparta Foods' shares from 16% to 28%, and the MCSAA does not apply, Jane Doe would not have to comply with the disclosure requirements of the MCSAA or seek shareholder approval in order to exercise voting power over that number of shares representing more than 20% of Sparta's outstanding shares.

         Proponents of the MCSAA argue that its provisions give corporations more time to respond to an acquisition proposal and to consider alternative proposals and to protect the corporation against unsolicited takeover attempts by a third party. The Board of Directors believes, however, that the MCSAA may discourage investors from purchasing the Company's stock or pursuing a business combination with the Company, and that such provisions could, therefore, affect adversely the price of the Company's Common Stock in the market.

         Vote Required. The Company's Board of Directors recommends a vote in favor of the proposed amendment. Adoption of the proposal to amend the Articles of Incorporation requires an affirmative vote of the holders of the greater of
(1) a majority of the voting power of the shares present in person or by proxy at the Annual Meeting with authority to vote on such matter, or (2) a majority of the voting power of the minimum number of shares that would constitute a quorum for the transaction of business at the Annual Meeting.


                       SECTION 16(a) BENEFICIAL OWNERSHIP
                              REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 requires executive officers and directors of the Company, and persons who beneficially own more than 10 percent of the Company's outstanding shares of Common Stock, to file initial reports of ownership and reports of changes in ownership of securities of the Company with the Securities and Exchange Commission. Officers, directors and greater than 10 percent shareholders are required by Securities and Exchange Commission Regulations to furnish the Company with copies of all Section 16(a) forms they file.

         Based solely on a review of the copies of such reports furnished to or obtained by the Company or written representations that no other reports were required, the Company believes that during the fiscal year ended September 30, 1998, all filing requirements applicable to its directors, officers or beneficial owners of more than 10% of the Company's outstanding shares of Common Stock were complied with except that John D. Johnson was late filing a Form 3 and a Form 5 to report an option grant.


                         INDEPENDENT PUBLIC ACCOUNTANTS

         McGladrey & Pullen, LLP served as Sparta's independent accountants for fiscal 1998. Representatives of McGladrey & Pullen, LLP are expected to be present at the Annual Meeting, will be given an opportunity to make a statement regarding financial and accounting matters of Sparta if they so desire, and will be available to respond to appropriate questions from Sparta's shareholders.

                              SHAREHOLDER PROPOSALS

         Any appropriate proposal submitted by a shareholder of the Company and intended to be presented at the 2000 Annual Meeting must be received by the Company at its offices by September 22, 1999, to be considered for inclusion in the Company's proxy statement and related proxy for the 2000 Annual Meeting. Shareholder proposals intended to be presented at the 2000 Annual Meeting but not included in the Company's proxy statement and proxy will be considered untimely if received by the Company after December 6, 1999.


                                 OTHER BUSINESS

         The Board of Directors knows of no other matters to be presented at the meeting. If any other matter does properly come before the meeting, the appointees named in the Proxies will vote the Proxies in accordance with their best judgment.


                                  ANNUAL REPORT

         A copy of the Company's Annual Report to Shareholders for the fiscal year ended September 30, 1998, including financial statements, accompanies this Notice of Annual Meeting and Proxy Statement. No portion of the Annual Report is incorporated herein or is to be considered proxy soliciting material.

         THE COMPANY WILL FURNISH WITHOUT CHARGE A COPY OF ITS ANNUAL REPORT ON FORM 10-KSB FOR THE FISCAL YEAR ENDED SEPTEMBER 30, 1997, TO ANY SHAREHOLDER OF THE COMPANY UPON WRITTEN REQUEST. REQUESTS SHOULD BE SENT TO A. MERRILL AYERS, CHIEF FINANCIAL OFFICER, SPARTA FOODS, INC., 1565 FIRST AVENUE N.W., NEW BRIGHTON, MINNESOTA 55112.


Dated:            January 21, 1999
                  New Brighton, Minnesota

                                   APPENDIX A

                       MINNESOTA BUSINESS CORPORATION ACT
                     MINNESOTA CONTROL SHARE ACQUISITION ACT

302A.671.         Control share acquisitions

         Subdivision 1. Application. (a) Unless otherwise expressly provided in the articles or in bylaws approved by the shareholders of an issuing public corporation, this section applies to a control share acquisition.

         (b) The shares of an issuing public corporation acquired by an acquiring person in a control share acquisition that exceed the threshold of voting power of any of the ranges specified in subdivision 2, paragraph (d), shall have only the voting rights as shall be accorded to them pursuant to subdivision 4a.

         Subd. 2. Information statement. An acquiring person shall deliver to the issuing public corporation at its principal executive office an information statement containing all of the following:

         (a) the identity and background of the acquiring person, including the identity and background of each member of any partnership, limited partnership, syndicate, or other group constituting the acquiring person, and the identity and background of each affiliate and associate of the acquiring person, including the identity and background of each affiliate and associate of each member of such partnership, syndicate, or other group; provided, however, that with respect to a limited partnership, the information need only be given with respect to a partner who is denominated or functions as a general partner and each affiliate and associate of the general partner;

         (b) a reference that the information statement is made under this section;

         (c) the number and class or series of shares of the issuing public corporation beneficially owned, directly or indirectly, before the control share acquisition by each of the persons identified pursuant to paragraph (a);

         (d) the number and class or series of shares of the issuing public corporation acquired or proposed to be acquired pursuant to the control share acquisition by each of the persons identified pursuant to paragraph (a) and specification of which of the following ranges of voting power in the election of directors that, except for this section, resulted or would result from consummation of the control share acquisition:

         (1) at least 20 percent but less than 33-1/3 percent; (2) at least 33-1/3 percent but less than or equal to 50 percent; (3) over 50 percent; and

         (e) the terms of the control share acquisition or proposed control share acquisition, including, but not limited to, the source of funds or other consideration and the material terms of the financial arrangements for the control share acquisition; plans or proposals of the acquiring person (including plans or proposals under consideration) to (1) liquidate or dissolve the issuing public corporation, (2) sell all or a substantial part of its assets, or merge it or exchange its shares with any other person, (3) change the location of its principal place of business or its principal executive office or of a material portion of its business activities, (4) change materially its management or policies of employment, (5) change materially its charitable or community contributions or its policies, programs, or practices relating thereto, (6) change materially its relationship with suppliers or customers or the communities in which it operates, or (7) make any other material change in its business, corporate structure, management or personnel; and other objective facts as would be substantially likely to affect the decision of a shareholder with respect to voting on the control share acquisition.

         If any material change occurs in the facts set forth in the information statement, including but not limited to any material increase or decrease in the number of shares of the issuing public corporation acquired or proposed to be acquired by the persons identified pursuant to paragraph (a), the acquiring person shall promptly deliver to the issuing public corporation at its principal executive office an amendment to the information statement containing information relating to the material change. An increase or decrease or proposed increase or decrease equal, in the aggregate for all persons identified pursuant to paragraph (a), to one percent or more of the total number of outstanding shares of any class or series of the issuing public corporation shall be deemed "material" for purposes of this paragraph; an increase or decrease or proposed increase or decrease of less than this amount may be material, depending upon the facts and circumstances.

         Subd. 3. Meeting of shareholders. If the acquiring person so requests in writing at the time of delivery of an information statement pursuant to subdivision 2, and has made, or has made a bona fide written offer to make, a control share acquisition and gives a written undertaking to pay or reimburse the issuing public corporation's expenses of a special meeting, except the expenses of the issuing public corporation in opposing according voting rights with respect to shares acquired or to be acquired in the control share acquisition, within ten days after receipt by the issuing public corporation of the information statement, a special meeting of the shareholders of the issuing public corporation shall be called pursuant to section 302A.433, subdivision 1, for the sole purpose of considering the voting rights to be accorded to shares referred to in subdivision 1, paragraph (b), acquired or to be acquired pursuant to the control share acquisition. The special meeting shall be held no later than 55 days after receipt of the information statement and written undertaking to pay or reimburse the issuing public corporation's expenses of the special meeting, unless the acquiring person agrees to a later date. If the acquiring person so requests in writing at the time of delivery of the information statement, (1) the special meeting shall not be held sooner than 30 days after receipt by the issuing public corporation of the information statement and (2) the record date for the meeting must be at least 30 days prior to the date of the meeting. If no request for a special meeting is made, consideration of the voting rights to be accorded to shares referred to in subdivision 1, paragraph
(b), acquired or to be acquired pursuant to the control share acquisition shall be presented at the next special or annual meeting of the shareholders of which notice has not been given, unless prior thereto the matter of the voting rights becomes moot. The issuing public corporation is not required to have the voting rights to be accorded to shares acquired or to be acquired according to a control share acquisition considered at the next special or annual meeting of the shareholders unless it has received the information statement and documents required by subdivision 4 at least 55 days before the meeting. The notice of the meeting shall at a minimum be accompanied by a copy of the information statement (and a copy of any amendment to the information statement previously delivered to the issuing public corporation) and a statement disclosing that the board of the issuing public corporation recommends approval of, expresses no opinion and is remaining neutral toward, recommends rejection of, or is unable to take a position with respect to according voting rights to shares referred to in subdivision 1, paragraph (b), acquired or to be acquired in the control share acquisition. The notice of meeting shall be given at least ten days prior to the meeting. Any amendments to the information statement received after mailing of the notice of the meeting must be mailed promptly to the shareholders by the issuing public corporation.

         Subd. 4. Financing. Notwithstanding anything to the contrary contained in this chapter, no call of a special meeting of the shareholders of the issuing public corporation shall be made pursuant to subdivision 3 and no consideration of the voting rights to be accorded to shares referred to in subdivision 1, paragraph (b), acquired or to be acquired pursuant to a control share acquisition shall be presented at any special or annual meeting of the shareholders of the issuing public corporation unless at the time of delivery of the information statement pursuant to subdivision 2, the acquired person shall have entered into, and shall deliver to the issuing public corporation a copy or copies of, a definitive financing agreement or definitive financing agreements, with one or more responsible financial institutions or other entities having the necessary financial capacity, for any financing of the control share acquisition not to be provided by funds of the acquiring person. A financing agreement is not deemed not definitive for purposes of this subdivision solely because it contains conditions or contingencies customarily contained in term loan agreements with financial institutions.

         Subd. 4a. Voting rights. (a) Shares referred to in subdivision 1, paragraph (b), acquired in a control share acquisition shall have the same voting rights as other shares of the same class or series only if approved by resolution of shareholders of the issuing public corporation at a special or annual meeting of shareholders pursuant to subdivision 3.

         (b) The resolution of shareholders must be approved by (1) the affirmative vote of the holders of a majority of the voting power of all shares entitled to vote including all shares held by the acquiring person, and (2) the affirmative vote of the holders of a majority of the voting power of all shares entitled to vote excluding all interested shares. A class or series of shares of the issuing public corporation is entitled to vote separately as a class or series if any provision of the control share acquisition would, if contained in a proposed amendment to the articles, entitle the class or series to vote separately as a class or series.

         (c) To have the voting rights accorded by approval of a resolution of shareholders, any proposed control share acquisition not consummated prior to the time of the shareholder approval must be consummated within 180 days after the shareholder approval.

         (d) Any shares referred to in subdivision 1, paragraph (b), acquired in a control share acquisition that do not have voting rights accorded to them by approval of a resolution of shareholders shall regain their voting rights upon transfer to a person other than the acquiring person or any affiliate or associate of the acquiring person unless the acquisition of the shares by the other person constitutes a control share acquisition, in which case the voting rights of the shares are subject to the provisions of this section.

         Subd. 5. Rights of action. An acquiring person, an issuing public corporation, and shareholders of an issuing public corporation may sue at law or in equity to enforce the provisions of this section and section 302A.449, subdivision 7.

         Subd. 6. Redemption. Unless otherwise expressly provided in the articles or in bylaws approved by the shareholders of an issuing pubic corporation, the issuing public corporation shall have the option to call for redemption all but not less than all shares referred to in subdivision 1, paragraph (b), acquired in a control share acquisition, at a redemption price equal to the market value of the shares at the time the call for redemption is given, in the event (1) an information statement has not been delivered to the issuing public corporation by the acquiring person by the tenth day after the control share acquisition, or (2) an information statement has been delivered but the shareholders have voted not to accord voting rights to such shares pursuant to subdivision 4a, paragraph (b). The call for redemption shall be given by the issuing public corporation within 30 days after the event giving the issuing public corporation the option to call the shares for redemption and the shares shall be redeemed within 60 days after the call is given.

                               SPARTA FOODS, INC.


                    PROXY FOR ANNUAL MEETING OF SHAREHOLDERS


         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints JOEL P. BACHUL and A. MERRILL AYERS, or either of them acting alone, with full power of substitution, as proxies to represent and vote, as designated below, all shares of Common Stock of Sparta Foods, Inc. registered in the name of the undersigned, at the Annual Meeting of the Shareholders to be held on Thursday, February 25, 1999, at 3:30 p.m., Central Standard Time, at the , , Minneapolis, Minnesota, and at all adjournments of such meeting. The undersigned hereby revokes all proxies previously granted with respect to such meeting.

The Board of Directors recommends that you vote "FOR" the following proposals:

(1)      SET NUMBER OF DIRECTORS AT SIX.

         [    ]   FOR              [    ]  AGAINST            [    ] ABSTAIN

(2) ELECT DIRECTORS: Nominees: Larry P. Arnold, Joel P. Bachul, Michael J. Kozlak, John D. Johnson, Edward K. Jorgensen and
         R. Dean Nelson.

         [    ]   FOR all Nominees listed above  [  ]   WITHOUT AUTHORITY
                  (except those whose names have        to vote for all nominees
                  been written on the line below)       listed above

         (To withhold authority to vote for any nominee, write that nominee's name on the line below.)

         ----------------------------------------------------------------------
(3) AMEND ARTICLES OF INCORPORATION to provide that the Minnesota Control Share Acquisition Act will not apply to the Company or its shareholders.

         [    ]   FOR              [    ]  AGAINST            [    ] ABSTAIN

(4) OTHER MATTERS. In their discretion, the appointed proxies are authorized to vote upon such others business as may properly come before the Meeting or any adjournment.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN FOR A PARTICULAR PROPOSAL, WILL BE VOTED FOR SUCH PROPOSAL.

Date ________________ , 1999.           ______________________________________

                                        ______________________________________
                                        PLEASE DATE AND SIGN ABOVE
                                        exactly as name appears at the left,
                                        indicating, where appropriate, official
                                        position or representative capacity.
                                        If stock is held in joint tenancy,
                                        each joint tenant should sign.